Exhibit 99.1

Press Release

For more information contact:

Media Relations:	Investor Relations:
Britt Zarling	Stephanie Gregor
Vice President, Corporate Communications	Vice President, Investor Relations
Fiserv, Inc.	Fiserv, Inc.
262-879-5945	262-879-5969
britt.zarling@fiserv.com	stephanie.gregor@fiserv.com

For Immediate Release

Fiserv Reports Fourth Quarter and Full Year 2013 Results

4 percent adjusted internal revenue growth for the quarter and 3 percent for the year;

Adjusted EPS increases 14 percent for the quarter and 18 percent for the year;

Free cash flow increases 16 percent to $887 million for the year;

Company expects 2014 adjusted revenue growth of 4 to 5 percent and adjusted EPS growth of 10 to 13 percent

Brookfield, Wis., February 5, 2014 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the fourth quarter and full year 2013. In the fourth quarter of 2013, the company completed a two-for-one stock split. Accordingly, all share data and per share amounts are presented on a split-adjusted basis.

GAAP revenue in the fourth quarter was $1.26 billion compared with $1.15 billion in the fourth quarter of 2012. Adjusted revenue was $1.19 billion in the fourth quarter compared with $1.07 billion in the fourth quarter of 2012, an increase of 10 percent. For the full year, GAAP revenue was $4.81 billion compared with $4.44 billion in 2012. Adjusted revenue was $4.55 billion for the full year compared with $4.15 billion in 2012, an increase of 10 percent.

GAAP earnings per share from continuing operations in the fourth quarter was $0.84 compared with $0.58 in the fourth quarter of 2012. The fourth quarter 2013 GAAP earnings per share from continuing operations included a $0.21 per share gain on the partial divestiture of a business from StoneRiver Group, L.P. (“StoneRiver”), a joint venture in which the company owns a 49% interest. GAAP earnings per share from continuing operations for the full year was $2.44 compared with $2.15 in 2012.

Adjusted earnings per share from continuing operations in the fourth quarter increased 14 percent to $0.79, which excludes the StoneRiver gain, compared with $0.69 in the same period in 2012. Adjusted earnings per share from continuing operations for the year grew 18 percent to $2.99 compared with $2.54 in 2012.

Press Release

“Our fourth quarter performance capped off a strong year of delivering on our financial commitments including our 28th consecutive year of double digit adjusted earnings per share growth,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “We enter 2014 with important market momentum and a focus on driving exceptional client value.”

Fourth Quarter and Full Year 2013

•	Adjusted revenue grew 10 percent over the prior year periods both in the quarter and for the full year to $1.19 billion and $4.55 billion, respectively.

•	Adjusted internal revenue growth in the quarter was 4 percent for the company, driven by 6 percent growth in the Payments segment and 2 percent growth in the Financial segment.

•	Adjusted internal revenue grew 3 percent for the full year of 2013, with 5 percent growth in the Payments segment. Financial segment adjusted internal revenue growth was flat compared with 2012.

•	Adjusted earnings per share increased 14 percent in the quarter to $0.79 and increased 18 percent for the full year of 2013 to a record $2.99, as compared with the prior year periods.

•	Free cash flow for the year was $887 million compared with $765 million in 2012, an increase of 16 percent.

•	Adjusted operating margin for the quarter was 30.5 percent, a decrease of 30 basis points compared with the fourth quarter of 2012, and increased 30 basis points for the full year to 30.0 percent.

•	The company completed a two-for-one stock split on December 16, 2013.

•	In October 2013, the company entered into a new $900 million term loan agreement that matures in 2018 and used the net proceeds from the loan to repay outstanding borrowings under its revolving credit facility. It also extended the maturity of its $2 billion revolving credit facility to 2018.

•	The company repurchased 2.3 million shares of common stock in the quarter for $124 million and for the full year repurchased 12.6 million shares for $587 million. The company had 18.5 million shares authorized for repurchase as of December 31, 2013.

•	The company signed 10 new DNATM account processing clients in the quarter and 31 for the full year.

•	The company signed 77 Mobiliti™ clients in the quarter and 401 for the full year. As of December 31, 2013, the company has nearly 1,800 mobile banking clients.

•	The company signed 98 Popmoney® clients in the quarter and 307 for the full year. The network now includes more than 2,100 financial institutions.

•	The company signed 96 electronic bill payment clients and 44 debit processing clients in the quarter, and 335 electronic bill payment clients and 145 debit clients for the full year.

Outlook for 2014

Fiserv expects adjusted revenue growth in a range of 4 to 5 percent, and adjusted internal revenue growth of 4 to 4.5 percent. The company expects adjusted earnings per share in a range of $3.28 to $3.37, which represents growth of 10 to 13 percent over $2.99 in 2013.

“We expect continued internal revenue growth acceleration in 2014 resulting from our focus on high-quality revenue, delivered through our market-leading solutions,” said Yabuki.

Earnings Conference Call

The company will discuss its fourth quarter and full year 2013 results on a conference call and webcast at 4 p.m. CT on Wednesday, February 5, 2014. To register for the event, go to www.fiserv.com and click on the Q4 Earnings webcast link. Supplemental materials will be available in the “Investor Relations” section of the website.

Press Release

About Fiserv

Fiserv, Inc. (NASDAQ: FISV) is a leading global technology provider serving the financial services industry, driving innovation in payments, processing services, risk and compliance, customer and channel management, and business insights and optimization. For more information, visit www.fiserv.com.

Non-GAAP Financial Measures and Other Information

In this earnings release, we supplement our reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted internal revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted income from continuing operations,” “adjusted earnings per share” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, merger costs, certain integration expenses related to acquisitions and certain discrete tax benefits. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations, and we use this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are non-GAAP financial measures and are described on page 10. We believe free cash flow is useful to measure the funds generated in a given period that are available for strategic capital decisions. We believe adjusted internal revenue growth is useful because it presents revenue growth excluding the impact of postage reimbursements in our Output Solutions business, acquisitions and dispositions, and including deferred revenue purchase accounting adjustments. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

The results for 2013 include the acquisition of Open Solutions since January 14, 2013. The company divested its Club Solutions business on March 14, 2013. Accordingly, the financial results of Club Solutions are reported as discontinued operations for all periods presented.

Press Release

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: the impact on the company’s business of the current state of the economy, including the risk of reduction in revenue resulting from decreased spending on the products and services that the company offers; legislative and regulatory actions in the United States and internationally, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations; the company’s ability to successfully integrate acquisitions, including Open Solutions, into its operations; changes in client demand for the company’s products or services; pricing or other actions by competitors; the impact of the company’s strategic initiatives; the company’s ability to comply with government regulations, including privacy regulations; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Income

(In millions, except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue
Processing and services	$1,038	$939	$4,035	$3,663
Product	225	206	779	773

Total revenue	1,263	1,145	4,814	4,436

Expenses
Cost of processing and services	516	485	2,081	1,936
Cost of product	184	164	695	628
Selling, general and administrative	266	209	977	824

Total expenses	966	858	3,753	3,388

Operating income	297	287	1,061	1,048
Interest expense—net	(40)	(38)	(163)	(167)

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	257	249	898	881
Income tax provision	(110)	(93)	(328)	(300)
Income from investment in unconsolidated affiliate	73	2	80	11

Income from continuing operations	220	158	650	592
(Loss) income from discontinued operations	1	21	(2)	19

Net income	$221	$179	$648	$611

GAAP earnings (loss) per share—diluted:
Continuing operations	$0.84	$0.58	$2.44	$2.15
Discontinued operations	—	0.08	(0.01)	0.07

Total	$0.84	$0.66	$2.44	$2.22

Diluted shares used in computing earnings per share	261.9	270.1	266.1	275.0

Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Reconciliation of GAAP to Adjusted Income and

Earnings Per Share from Continuing Operations

(In millions, except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
GAAP income from continuing operations	$220	$158	$650	$592
Adjustments:
Merger and integration costs [1]	11	4	81	13
Severance costs	—	—	12	12
Amortization of acquisition-related intangible assets	54	40	210	160
Debt extinguishment and refinancing costs	—	—	—	4
Tax impact of adjustments [2]	(23)	(16)	(106)	(68)
StoneRiver transactions [3]	(71)	—	(69)	—
Tax impact of StoneRiver transactions [3]	17	—	17	—
Tax benefit [4]	—	—	—	(14)

Adjusted income from continuing operations	$208	$186	$795	$699

GAAP earnings per share from continuing operations	$0.84	$0.58	$2.44	$2.15
Adjustments—net of income taxes:
Merger and integration costs [1]	0.03	0.01	0.20	0.03
Severance costs	—	—	0.03	0.03
Amortization of acquisition-related intangible assets	0.13	0.10	0.51	0.37
Debt extinguishment and refinancing costs	—	—	—	0.01
StoneRiver transactions [3]	(0.21)	—	(0.20)	—
Tax benefit [4]	—	—	—	(0.05)

Adjusted earnings per share	$0.79	$0.69	$2.99	$2.54

[1]	Merger and integration costs in 2013 are attributable to the acquisition of Open Solutions, including a non-cash impairment charge of $30 million, or $ 0.07 per share, in the first quarter of 2013 associated with the replacement of the company’s Acumen® account processing platform with the DNA™ account processing platform. Merger and integration costs also include deferred revenue purchase accounting adjustments and integration costs associated with the acquisition.
[2]	The tax impact is calculated using tax rates of 35 percent and 36 percent in 2013 and 2012, respectively, which approximate the company’s annual effective tax rates for the applicable periods exclusive of the tax impact on the StoneRiver transaction gain in the fourth quarter of 2013 and the 2012 tax benefit adjustment.
[3]	Represents the company’s share of gains/losses associated with two transactions at StoneRiver, including a gain on a partial divestiture of a subsidiary business in the fourth quarter of 2013 and a non-cash write-off of deferred financing costs associated with a recapitalization in the second quarter of 2013, and the related tax impact of these transactions. StoneRiver is a joint venture in which the company owns a 49% interest.
[4]	The tax benefit in 2012 represents certain discrete income tax benefits related to prior years recognized for GAAP purposes that have been excluded from adjusted earnings per share.

See page 3 for disclosures related to the use of non-GAAP financial measures. Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Financial Results by Segment

(In millions, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Total Company
Revenue	$1,263	$1,145	$4,814	$4,436
Output Solutions postage reimbursements	(82)	(72)	(289)	(286)
Open Solutions deferred revenue adjustment	4	—	21	—

Adjusted revenue	$1,185	$1,073	$4,546	$4,150

Operating income	$297	$287	$1,061	$1,048
Merger and integration costs	11	4	81	13
Severance costs	—	—	12	12
Amortization of acquisition-related intangible assets	54	40	210	160

Adjusted operating income	$362	$331	$1,364	$1,233

Operating margin	23.5%	25.1%	22.0%	23.6%
Adjusted operating margin	30.5%	30.8%	30.0%	29.7%
Payments and Industry Products (“Payments”)
Revenue	$678	$633	$2,552	$2,443
Output Solutions postage reimbursements	(82)	(72)	(289)	(286)

Adjusted revenue	$596	$561	$2,263	$2,157

Operating income	$184	$176	$702	$657

Operating margin	27.1%	27.8%	27.5%	26.9%
Adjusted operating margin	30.9%	31.4%	31.0%	30.5%
Financial Institution Services (“Financial”)
Revenue	$596	$524	$2,309	$2,040
Open Solutions deferred revenue adjustment	4	—	21	—

Adjusted revenue	$600	$524	$2,330	$2,040

Operating income	$204	$173	$745	$652
Merger and integration costs	4	—	16	—

Adjusted operating income	$208	$173	$761	$652

Operating margin	34.2%	33.1%	32.2%	32.0%
Adjusted operating margin	34.5%	33.1%	32.6%	32.0%
Corporate and Other
Revenue	$(11)	$(12)	$(47)	$(47)

Operating loss	$(91)	$(62)	$(386)	$(261)
Merger and integration costs	7	4	65	13
Severance costs	—	—	12	12
Amortization of acquisition-related intangible assets	54	40	210	160

Adjusted operating loss	$(30)	$(18)	$(99)	$(76)

See page 3 for disclosures related to the use of non-GAAP financial measures. Operating margin percentages are calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Year Ended
	December 31,
	2013	2012
Cash flows from operating activities
Net income	$648	$611
Adjustment for discontinued operations	2	(19)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	193	190
Amortization of acquisition-related intangible assets	210	160
Share-based compensation	46	44
Deferred income taxes	(9)	5
Income from investment in unconsolidated affiliate	(80)	(11)
Non-cash impairment charge	30	—
Dividends from unconsolidated affiliate	6	23
Settlement of interest rate hedge contracts	—	(88)
Other non-cash items	(11)	(11)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	(47)	(12)
Prepaid expenses and other assets	(48)	(85)
Accounts payable and other liabilities	37	—
Deferred revenue	62	19

Net cash provided by operating activities	1,039	826

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(236)	(193)
Payments for acquisitions of businesses, net of cash acquired	(30)	—
Dividends from unconsolidated affiliate	116	32
Net proceeds from sale of investments	4	28
Other investing activities	(2)	(3)

Net cash used in investing activities	(148)	(136)

Cash flows from financing activities
Proceeds from long-term debt	2,252	1,469
Repayments of long-term debt	(2,590)	(1,642)
Issuance of treasury stock	49	96
Purchases of treasury stock	(578)	(634)
Other financing activities	(6)	5

Net cash used in financing activities	(873)	(706)

Change in cash and cash equivalents	18	(16)
Net cash flows from discontinued operations	24	37
Beginning balance	358	337

Ending balance	$400	$358

Press Release

Fiserv, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	December 31,
	2013	2012
Assets
Cash and cash equivalents	$400	$358
Trade accounts receivable – net	751	661
Deferred income taxes	55	42
Prepaid expenses and other current assets	366	349
Assets of discontinued operations	—	33

Total current assets	1,572	1,443
Property and equipment – net	266	248
Intangible assets – net	2,142	1,744
Goodwill	5,216	4,705
Other long-term assets	317	357

Total assets	$9,513	$8,497

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$756	$721
Current maturities of long-term debt	92	2
Deferred revenue	484	379
Liabilities of discontinued operations	—	3

Total current liabilities	1,332	1,105
Long-term debt	3,756	3,228
Deferred income taxes	713	638
Other long-term liabilities	127	109

Total liabilities	5,928	5,080
Shareholders’ equity	3,585	3,417

Total liabilities and shareholders’ equity	$9,513	$8,497

Press Release

Fiserv, Inc.

Selected Non-GAAP Financial Measures

(In millions, unaudited)

Adjusted Internal Revenue Growth [1]	Three Months Ended December 31, 2013	Year Ended December 31, 2013
Payments Segment	6%	5%
Financial Segment	2%	0%

Total Company	4%	3%

[1]	Adjusted internal revenue growth is measured as the increase in adjusted revenue (see page 7), excluding the impact of acquisitions and dispositions (“acquired revenue”), for the current period divided by adjusted revenue from the prior year period. Acquired revenue was $68 million and $282 million for the fourth quarter and the full year of 2013, respectively, which was all in the Financial segment.

Free Cash Flow [2]	Year Ended December 31,
	2013	2012
Net cash provided by operating activities	$1,039	$826
Capital expenditures	(236)	(193)
Settlement of interest rate hedge contracts	—	88
Other adjustments [3]	84	44

Free cash flow	$887	$765

[2]	Free cash flow is calculated as net cash provided by operating activities less capital expenditures and excludes the net change in settlement assets and obligations; tax-effected severance, merger and integration payments; certain transaction expenses attributed to the Open Solutions acquisition; and other items which management believes may not be indicative of the future free cash flow of the company.
[3]	“Other adjustments” in 2013 primarily includes $60 million of transaction expenses, transaction-related assumed liabilities, and merger and integration costs attributable to the acquisition of Open Solutions.

See page 3 for disclosures related to the use of non-GAAP financial measures.

FISV-E

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